As filed with the U.S. Securities and Exchange Commission on May 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CABOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2271897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Seaport Lane Suite 1400 Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan

(Full title of the plan)

Karen Kalita, Esq.

Senior Vice President and General Counsel

Cabot Corporation

Two Seaport Lane

Suite 1400

Boston, MA 02210

(Name and address of agent for service)

617-345-0100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Par Value $1.00 per share	3,633,766 shares	$55.64 (3)	$202,182,740 (3)	$22,058

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may become issuable under the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (the “Amended 2017 Plan”) to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Includes (i) 3,250,000 shares of Common Stock newly authorized for issuance under the Amended 2017 Plan and (ii) 383,766 shares of Common Stock subject to awards under the Cabot Corporation 2009 Long-Term Incentive Plan that are issuable under the Amended 2017 Plan to the extent such awards expire or are terminated, surrendered or canceled without the delivery of any shares of Common Stock, or are forfeited or reacquired by the registrant.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 30, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,633,766 shares of Common Stock issuable pursuant to the Amended 2017 Plan, which represents (i) 3,250,000 shares of Common Stock newly authorized for issuance under the Amended 2017 Plan and (ii) 383,766 shares of Common Stock subject to awards under the Cabot Corporation 2009 Long-Term Incentive Plan that are issuable under the Amended 2017 Plan to the extent such awards expire or are terminated, surrendered or canceled without the delivery of any shares of Common Stock, or are forfeited or reacquired by the registrant.

Pursuant to General Instruction E to Form S-8, Cabot Corporation (the “Registrant”) incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-216707) filed with the Securities and Exchange Commission on March 15, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Karen Kalita, the Registrant’s Senior Vice President and General Counsel, has opined as to the legality of the issuance of the Common Stock being registered under this Registration Statement. At the time of rendering her opinion, Ms. Kalita had a substantial interest in the Registrant, as defined by the rules of the Commission, in that the fair market value of the shares of Common Stock she owned or that were issuable to her upon her exercise of options to acquire Common Stock, exceeded $50,000. It is anticipated that additional shares, stock options and other equity awards will be issued to Ms. Kalita pursuant to the Amended 2017 Plan and under other employee benefit plans of the Registrant.

Item 8. Exhibits.

Exhibit Number	Document Description

4.1	Restated Certificate of Incorporation of Cabot Corporation effective January 9, 2009 (incorporated herein by reference to Exhibit 3.1 of Cabot’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008, File No. 1-5667, filed with the Securities and Exchange Commission on February 9, 2009).

4.2	The By-laws of Cabot Corporation as amended January 8, 2021 (incorporated herein by reference to Exhibit 3.1 of Cabot’s Corporation’s Current Report on Form 8-K, File No. 1-5667, filed with the Securities and Exchange Commission on January 12, 2021).

4.3†	Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 of Cabot Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, File No. 1-5667, filed with the Securities and Exchange Commission on May 5, 2021).

5.1*	Opinion of Karen Kalita, Senior Vice President and General Counsel.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Karen Kalita, Senior Vice President and General Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith
†	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on this 5th day of May, 2021.

CABOT CORPORATION

By:	/s/Sean D. Keohane
Sean D. Keohane
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below appoints Karen Kalita and Jane A. Bell, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Cabot Corporation, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents or instruments necessary or appropriate to enable Cabot Corporation to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean D. Keohane Sean D. Keohane	President, Chief Executive Officer and Director (Principal executive officer)	May 5, 2021

/s/ Erica McLaughlin Erica McLaughlin	Senior Vice President and Chief Financial Officer (Principal financial officer)	May 5, 2021

/s/ Lisa M. Dumont Lisa M. Dumont	Vice President and Controller (Principal accounting officer)	May 5, 2021

/s/ Sue H. Rataj Sue H. Rataj	Director, Non-Executive Chair of the Board	May 5, 2021

/s/ Cynthia A. Arnold Cynthia A. Arnold	Director	May 5, 2021

/s/ Douglas G. Del Grosso Douglas G. Del Grosso	Director	May 5, 2021

/s/ Juan Enriquez Juan Enriquez	Director	May 5, 2021

/s/ William C. Kirby William C. Kirby	Director	May 5, 2021

/s/ Michael M. Morrow Michael M. Morrow	Director	May 5, 2021

/s/ Frank A. Wilson Frank A. Wilson	Director	May 5, 2021

/s/ Matthias L. Wolfgruber Matthias L. Wolfgruber	Director	May 5, 2021

/s/ Christine Y. Yan Christine Y. Yan	Director	May 5, 2021